UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2011

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____         Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2011 the Board of Directors of Old Line Bancshares, Inc. (the “Registrant”) and its wholly owned subsidiary, Old Line Bank appointed Frank E. Taylor as a member of the Board of Directors of the Registrant and Old Line Bank effective August 25, 2011.  Mr. Taylor will be a member of the Asset and Liability Committee of the Registrant and Old Line Bank, and will receive the same compensation as currently paid to our other Board members-$400 for each Board of Directors meeting, $300 for each attended meeting of the Asset and Liability Committee, and a $2,000 quarterly retainer.  The Board of Directors did not elect Mr. Taylor pursuant to any arrangements between Mr. Taylor and the Registrant, Old Line Bank or any other person.  There are no significant transactions between Mr. Taylor and the Registrant or Old Line Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: July 21, 2011	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer